Exhibit 10.2

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), is entered into as of March [●], 2021, by and among [SLGG/Mobcrush], Inc. a Delaware corporation (the “Company”), and the shareholder listed on the signature page hereto under the heading “Shareholder” (the “Shareholder”).

WHEREAS, the Company intends to enter into an Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company, [SLGG/Mobcrush], and [Merger Sub], Inc., a Delaware corporation ("Merger Sub"), pursuant to which, among other things, the Company will [cause Merger Sub to merge with Mobcrush/merge with and into Merger Sub], as effected by the exchange of 0.528 shares of [Company/Super League] common stock, par value $0.001per share (the "Super League Stock"), for every one (1) share of Mobcrush common stock, par value $0.001 per share (the "Mobcrush Common Stock"), and preferred stock, par value $0.001 per share (the "Mobcrush Preferred Stock", and collectively with the Mobcrush Common Stock, the "Mobcrush Stock"), subject to certain exceptions, terms, and limitations, as more specifically set forth in the Merger Agreement.

WHEREAS, as of the date hereof, the Shareholder owns, collectively, those certain securities of the Company (the “Shareholder Securities”) set forth on Appendix “1” attached hereto, which represent in the aggregate approximately [●]% of the total issued and outstanding voting securities of the Company, on an as converted basis; and

WHEREAS, as a condition to the willingness of the parties to the Merger Agreement to enter into the Merger Agreement and to consummate the transactions contemplated thereby (collectively, the “Transaction”), [Super League/Mobcrush] has required that each Shareholder agree, and in order to induce the other parties to the Transaction to enter into the Merger Agreement, each Shareholder has agreed, to enter into this Agreement with respect to all the Shareholder Securities now owned and which may hereafter be acquired by the Shareholder and any other securities, if any, which such Shareholder is currently entitled to vote, or after the date hereof, becomes entitled to vote, at any meeting of shareholders of the Company (the “Other Securities”) necessary or desirable to approve the Transaction and each of the proposals contemplated thereby, each as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE SHAREHOLDER

SECTION 1.01. Agreement to Approve Merger Agreement and Transaction. Subject to the last sentence of this Section 1.01, Shareholder hereby agrees that at any meeting of the shareholders of the Company, however called, and in any action by written consent of the Company’s shareholders, the Shareholder shall vote the Shareholder Securities and the Other Securities in favor of approving (i) the Merger Agreement in substantially the form as is attached hereto as Exhibit A, and (ii) the Transaction (collectively, the “Initial Shareholder Approval”). The obligations of the Shareholder under this Section 1.01 shall terminate immediately following the occurrence of the Initial Shareholder Approval.

[SECTION 1.02. Agreement to Adopt Equity Award Plan. Subject to the last sentence of this Section 1.02, following (or concurrently with in the event of the actions in Section 1.01 above and this Section 1.02 occurring simultaneously) the Company's receipt of the requisite number of votes required to approve the Merger Agreement and Transaction, as contemplated by Section 1.01 hereinabove, the Shareholder hereby agrees that at any meeting of the shareholders of the Company, however called, and in any action by written consent of the Company’s shareholders, the Shareholder shall vote the Shareholder Securities and Other Securities (a) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled; and (b) for any proposal not inconsistent with the above that is necessary or desirable by the Company’s Board of Directors to approve, or in furtherance of, the Transaction (together, “Secondary Shareholder Approval”). Each Shareholder acknowledges receipt and review of a copy of the Merger Agreement and the other Transaction Documents (as defined in the Merger Agreement). The obligations of the Shareholder under this Section 1.02 shall terminate immediately following the occurrence of the Secondary Shareholder Approval.]1

1 For Super League shareholders only

[Section 1.02 Agreement Not to Approve Actions Contrary to Merger Agreement. Subject to the last sentence of this Section 1.02, following (or concurrently with in the event of the actions in Section 1.01 above and this Section 1.02 occurring simultaneously) the Company's receipt of the requisite number of votes required to approve the Merger Agreement and Transaction, as contemplated by Section 1.01 hereinabove, the Shareholder hereby agrees that at any meeting of the shareholders of the Company, however called, and in any action by written consent of the Company’s shareholders, the Shareholder shall vote the Shareholder Securities and Other Securities (a) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled; and (b) for any proposal not inconsistent with the above that is necessary or desirable by the Company’s Board of Directors to approve, or in furtherance of, the Transaction (together, “Secondary Shareholder Approval”). Each Shareholder acknowledges receipt and review of a copy of the Merger Agreement and the other Transaction Documents (as defined in the Merger Agreement). The obligations of the Shareholder under this Section 1.02 shall terminate immediately following the occurrence of the Secondary Shareholder Approval.]2

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

Shareholder hereby makes the following representations and warranties to the Company:

SECTION 2.01. Authority Relative to This Agreement. Each Shareholder has all necessary legal capacity, power and authority to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors’ and other obligees’ rights, (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (c) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

SECTION 2.02. No Conflict.

(a) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Shareholder or by which the Shareholder Securities or the Other Securities owned by such Shareholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shareholder Securities or the Other Securities owned by such Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or the Shareholder Securities or Other Securities owned by such Shareholder are bound.

2 For Mobcrush shareholders only

(b) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by such Shareholder.

SECTION 2.03. Title to the Stock. As of the date hereof, each Shareholder is the owner of the Shareholder Securities set forth opposite such Shareholder’s name on Appendix A attached hereto, entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company, which the Shareholder Securities represent on the date hereof the percentage of the outstanding stock and voting power of the Company set forth on such Appendix. The Shareholder Securities are all the securities of the Company owned, either of record or beneficially, by such Shareholder. The Shareholder Securities are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Shareholder’s voting rights, charges and other encumbrances of any nature whatsoever. No Shareholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shareholder Securities or Other Securities owned by such shareholder.

ARTICLE III

COVENANTS

SECTION 3.01. No Disposition or Encumbrance of Stock. Notwithstanding anything herein to the contrary, the Shareholder hereby covenants and agrees that until the date the Initial Shareholder Approval [and Secondary Shareholder Approval] [has/have] been obtained, except as contemplated by this Agreement, such Shareholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on the Shareholder’s voting rights, charge or other encumbrance of any nature whatsoever (“Encumbrance”) with respect to the Shareholder Securities or Other Securities, directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; provided, however, that any such Shareholder may assign, sell or transfer any Shareholder Securities or Other Securities provided that any such recipient of the Shareholder Securities or Other Securities has delivered to the Company a written agreement in a form reasonably satisfactory to the Company that the recipient shall be bound by, and the Shareholder Securities and/or Other Securities so transferred, assigned or sold shall remain subject to this Agreement.

SECTION 3.02. Company Cooperation. The Company hereby covenants and agrees that it will not, and such Shareholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement on any of the Shareholder Securities or Other Securities subject to this Agreement unless the provisions of Section 3.01 have been complied with. The Company agrees to use its reasonable best efforts to ensure that at any time in which any Shareholder Approval is required pursuant to the Securities Purchase Agreement, it will cause holders of Shareholder Securities or Other Securities representing the percentage of outstanding capital stock required to vote in favor of the Transaction in order for the Company to comply with its obligations under the Securities Purchase Agreement to become party to and bound by the terms and conditions of this Agreement and the Shareholder Securities and Other Securities held by such holders to be subject to the terms and conditions of this Agreement.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Further Assurances. The Shareholder will execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

SECTION 4.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. The Company shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party.

SECTION 4.03. Entire Agreement. This Agreement constitutes the entire agreement among the Company and the Shareholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Shareholder with respect to the subject matter hereof.

SECTION 4.04. Amendment. The provisions of this Agreement may not be amended or waived, nor may this Agreement be terminated by the Company other than pursuant to the provisions of Section 4.07.

SECTION 4.05. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

SECTION 4.06. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the State of Delaware or the United States District Court located in Delaware. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of Delaware or the District of Delaware by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature ages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and the Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 4.07. Termination. Except as set forth in Section 3.01 with respect to the Shareholder’s obligations set forth in Section 3.01, this Agreement shall terminate immediately following closing of the Transaction.

[Signature Page Follows]

IN WITNESS WHEREOF, each Shareholder and the Company has duly executed this Agreement.

THE COMPANY:

[SUPER LEAGUE GAMING, INC. / MOBCRUSH STREAMING, INC.]

By:

Name:
Title:

Dated: March [●], 2021

SHAREHOLDER: [ ]

Dated: March [●], 2021

Address:

APPENDIX 1

Shareholder	Common StockOwned	Voting Percentageof StockOutstanding
[●]	[●]	[●]%